FIRST AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This First Amendment ("First Amendment") to Agreement of Sale and Escrow Agreement is entered into as of November , 1996, by and between GRIFFIS/BLESSING, INC., a Colorado corporation, as Purchaser, and TEMPLETON INVESTORS, an Illinois Limited Partnership, as Seller.

                                   RECITALS

     A. Purchaser and Seller hereto have entered into an Agreement of Sale ("Agreement") and an Escrow Agreement, both dated as of August 26, 1996 for the purchase and sale of the apartment project known as Templeton Place Apartments. The Agreement and the Escrow Agreement were terminated.

     B. Purchaser and Seller now wish to reinstate and amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the parties agree that the Agreement and the Escrow Agreement are reinstated and are amended as follows:

     1. Paragraph 1 of the Agreement is modified to change the Purchase Price to Twenty-Three Million Three Hundred Thousand Dollars ($23,300,000.00).

     2. The number $24,500,000.00 in Paragraph 2b is changed to $23,300,000.00.

     3.   a.   Paragraph 8 of the Agreement is modified to provide that the
Closing Date shall be December 18, 1996.

          b. Purchaser shall have the right to extend the Closing Date to a date which is no later than thirty (30) days after the Closing Date ("Second Extended Closing Date"), upon notice delivered to Seller and Escrow Agent no later than December 11, 1996. The notice shall be accompanied by federally wired funds or a cashier's or unendorsed certified check in the sum of $50,000.00 as additional Earnest Money to be deposited with and held by Escrow Agent in accordance with the provisions of the Escrow Agreement.

          c. Purchaser shall have the right to further extend the Closing Date to a date which is no later than thirty (30) days from the Second Extended Closing Date ("Third Extended Closing Date"), upon notice delivered to Seller and Escrow Agent no later than five (5) business days prior to the Second Extended Closing Date. The notice shall be accompanied by federally wired funds or a cashier's or unendorsed certified check in the sum of $50,000.00 as additional Earnest Money to be deposited with and held by Escrow Agent in accordance with the provisions of the Escrow Agreement.

          d. If Purchaser extends the Closing pursuant to subparagraph 3b or 3c above, then all references to the Closing Date shall mean either the Second Extended Closing Date or the Third Extended Closing Date, as applicable. Thereafter all references to Earnest Money shall mean the Earnest Money deposited under the Agreement and the additional deposit(s) pursuant to this paragraph of this First Amendment.

     4. Purchaser hereby acknowledges that it has approved the Documents and the condition of the Property.

     5. Purchaser's obligations under the Agreement and this First Amendment are subject to and conditioned upon Purchaser's receipt of a mortgage loan commitment ("Loan Commitment") in the amount of $17,475,000 upon terms reasonably acceptable to Purchaser from PPM Finance Inc. (or an affiliate thereof) on or before November 25, 1996. The Loan Commitment shall include approval of the subordinated debt documents.

     6. If Purchaser does not receive the Loan Commitment containing terms reasonably acceptable to Purchaser prior to the close of business on November 25, 1996, then Purchaser shall have the right to terminate the Agreement upon written notice delivered to and received by Seller and Escrow Agent no later than 5:00 P.M. Central Time on November 25, 1996. In such event, Escrow Agent shall deliver $25,000.00 of the Earnest Money to Seller and shall deliver the balance of the Earnest Money to Purchaser.

     7. The applicable provisions of the Escrow Agreement are hereby amended to comply with the terms and provisions of this First Amendment.

     8. Except as modified herein, all other terms and conditions of the Agreement and the Escrow Agreement shall remain in full force and effect and are hereby ratified and reaffirmed.

     9. All capitalized terms used herein shall have the same meaning as in the Agreement and the Escrow Agreement.

     10. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.


                              PURCHASER

                              GRIFFIS/BLESSING, INC., a Colorado corporation


                              By:   /s/ Ian Griffis
                                   ------------------------------------
                                        Ian Griffis


                              SELLER

                              TEMPLETON INVESTORS, an Illinois
                              limited partnership

                              By: Balcor Partners-XVI, an Illinois general partnership, the general partner

                              By:  RGF-Balcor Associates-II, an Illinois
                                   general partnership, a partner

                              By: The Balcor Company, a Delaware corporation, a general partner

                              By:   /s/ John K. Powell, Jr.
                                   -------------------------------------
                                        John K. Powell, Jr.
                                        Sr. Vice President